As filed with the Securities and Exchange Commission on June 5, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

COMSTOCK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	94-1667468
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

5300 Town and Country Blvd., Suite 500
Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Comstock Resources, Inc.
2019 Long-term Incentive Plan

(Full title of the plan)

M. Jay Allison

Chairman of the Board of Directors and Chief Executive Officer

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(Name and address of agent for service)

(972) 668-8800

(Telephone number, including area code, of agent for service)

___________________

With copies to:

Jack E. Jacobsen

O'Melveny & Myers LLP

2801 North Harwood St., Suite 1600

Dallas, Texas 75201

(972) 360-1900

___________________

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer☑	Accelerated filer☐	Non-accelerated filer☐
Smaller reporting company☐	Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Comstock Resources, Inc., a Nevada corporation (the "Company"), to register 10,000,000 shares of the Company’s common stock, par value $0.50 per share, for issuance under the Comstock Resources, Inc. 2019 Long-term Incentive Plan, amended and restated as of April 7, 2025 (the "2019 Plan").

Pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of the Company's prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 4, 2019 (Registration No. 333-231934), December 7, 2016 (Registration No. 333-214945), September 29, 2015 (Registration No. 333-207180) and May 19, 2009 (Registration No. 333-159332), (collectively, the "Prior Forms S-8") except as otherwise updated or modified by this registration statement. This registration statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement, in addition to the Prior Forms S-8, the following documents filed with the Commission:

(a) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2024;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

(c) The Company's Current Report on Form 8-K filed with the Commission on June 3, 2025.

(d) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above; and

(e) The description of the Common Stock contained in the Company's registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the Commission on May 2, 2025, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No. Description

4.1 Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 13, 2018).

4.2 Amendment to Second Amended and Restated Articles of Incorporation of the Company, dated July 16, 2019 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated July 15, 2019).

4.3 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 21, 2014).

4.4 First Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 17, 2018).

4.5 Amendment No. 2 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated July 15, 2019).

5.1* Opinion of O'Melveny & Myers LLP.

23.1* Consent of O'Melveny & Myers (included in Exhibit 5.1).

23.2* Consent of Independent Registered Public Accounting Firm.

23.3* Consent of Independent Petroleum Engineers.

24.1* Power of Attorney (included on the signature page of this registration statement).

107* Filing Fee Table

_____________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on June 5, 2025.

COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
President, Chief Financial Officer, Secretary and Director
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes M. Jay Allison and Roland O. Burns, and each of them, with full power to act without the other, to sign and file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints M. Jay Allison and Roland O. Burns, and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ M. JAY ALLISON M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 5, 2025

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 5, 2025

/s/ ELIZABETH B. DAVIS Elizabeth B. Davis	Director	June 5, 2025

/s/ MORRIS E. FOSTER Morris E. Foster	Director	June 5, 2025

/s/ JIM L. TURNER Jim L. Turner	Director	June 5, 2025